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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998, with respect to the financial statements of CompScript, Inc., included in the Proxy Statement/Prospectus that is made a part of this Registration Statement (Form S-4) of Omnicare, Inc. for the registration of 2,412,326 shares of Omnicare, Inc.'s common stock.

Ernst & Young LLP
West Palm Beach
May 22, 1998